Exhibit 99.1

Pentair, Inc.

5500 Wayzata Blvd., Suite 800

MInneapolis, MN 55416

763 545 1730 Tel

763 656 5400 Fax

News Release

Pentair Reports Solid Second Quarter Results;

Sales up 3 Percent, Adjusted EPS of $0.83,

Cash Flow of $222 Million

•	Second quarter sales increased to $942 million, up 3 percent from last year

•	Adjusted EPS of $0.83, up 11 percent over the same quarter last year; Reported EPS of $0.71

•	Updates full-year adjusted EPS guidance to $2.70 to $2.76, up 12 to 15 percent from last year; Reported EPS to $2.55 to $2.61.

•	Planning underway for pending merger with Tyco International’s Flow Control business and on-track for end of September closing; Integration planning team in place.

Reconciliations of GAAP to Non-GAAP are in the attached financial tables.

MINNEAPOLIS — July 24, 2012 — Pentair, Inc. (NYSE: PNR) today announced second quarter 2012 sales of $942 million, an increase of 3 percent from the prior year quarter. When adjusted to exclude acquisition-related and repositioning costs, second quarter 2012 EPS were $0.83, up 11 percent from adjusted EPS of $0.75 in the second quarter of last year. Earnings per diluted share (“EPS”) on a GAAP basis, including acquisition-related and repositioning costs for the second quarter, were $0.71 compared to $0.67 of EPS in the second quarter last year.

“Pentair delivered another strong quarter of margin expansion led by pricing and productivity, which demonstrates the power of the Pentair Integrated Management System (PIMS) and our strong brands and market positions,” said Randall J. Hogan, Pentair chairman and chief executive officer. “While the global macro environment remains challenging, we continue to see pockets of growth in several verticals, including North American industrial, agriculture, pool, aquaculture, water reuse, and energy.”

After excluding $17 million of acquisition-related and repositioning costs in the second quarter of 2012, operating income was $134 million, up 11 percent, and operating margins expanded 100 basis points to 14.3 percent. On a reported basis, the company delivered operating income of $118 million in the quarter, up 8 percent from $109 million in the same quarter last year. Pricing and productivity gains more than offset material inflation and higher labor costs. The company reported an effective tax rate of approximately 28 percent.

Free cash flow in the quarter was $222 million, resulting in $140 million for the first half of 2012. The company expects to deliver full year free cash flow greater than 100 percent of net income.

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SECOND QUARTER BUSINESS HIGHLIGHTS

Water & Fluid Solutions sales grew 7 percent year-over-year to $676 million, with the Clean Process Technologies (“CPT”) acquisition adding 6 percentage points and a negative three-percentage point impact from foreign exchange. In fast growth regions, Water sales grew 19 percent, largely driven by the CPT acquisition. Within Water & Fluid Solutions, the second quarter sales performances were as follows:

•

Flow sales, which accounted for approximately 37 percent of Water & Fluid Solutions sales, were down 1 percent versus the prior year quarter as a result of minimal weather-related events and continued softness in western Europe.

•

Treatment/Process sales, which accounted for approximately 38 percent of Water & Fluid Solutions sales, were up 14 percent from last year, benefiting from the CPT acquisition. Sales in advanced water and energy grew double digits to help offset the negative impact of foreign exchange.

•

Aquatic Systems sales, which accounted for approximately 25 percent of Water & Fluid Solutions sales, were up 8 percent year-over-year, driven by pool dealer expansion and continued strong demand for Pentair’s energy efficient products and solutions.

Water & Fluid Solutions’ second quarter reported operating income totaled $92 million. Excluding repositioning charges included in the Water & Fluid Solutions segment, second quarter operating income totaled $99 million, up 10 percent as compared to $90 million in the same period last year. Operating margins increased by 50 basis points to 14.7 percent. Pricing and productivity initiatives more than offset inflation during the quarter.

Technical Products delivered second quarter 2012 sales of $266 million, down 4 percent versus the prior year quarter, including a three-percentage point unfavorable impact from foreign exchange.

•

Excluding foreign exchange and a previously disclosed end-of-life communications program, sales were bolstered by strong pricing and favorable markets such as North American industrial, commercial, and energy.

Technical Products reported second quarter operating income of $51 million. Excluding restructuring charges included in the Technical Products segment, second quarter operating income totaled $54 million, up 11 percent compared to $48 million in the same quarter last year. Second quarter 2012 operating margins increased to a quarterly record of 20.2 percent, an increase of 290 basis points when compared to the prior year quarter. Pricing and productivity gains more than offset material inflation and higher labor costs.

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OUTLOOK

The company is updating its full year 2012 EPS outlook to a range of $2.55 to $2.61. Excluding acquisition-related and repositioning costs and specific tax benefits, the company’s full year 2012 adjusted EPS outlook is now $2.70 to $2.76. This represents an increase of 12 to 15 percent from 2011 adjusted EPS of $2.41. The company anticipates full year 2012 sales of approximately $3.6 billion and adjusted operating profits to be consistent with previously provided outlook.

In addition, the company introduced third quarter 2012 EPS guidance of $0.61 to $0.63, up 5 to 9 percent versus the same quarter last year’s adjusted EPS. Third quarter 2012 sales are expected to be up 1 to 3 percent over last year’s quarter to a range of $900 million to $915 million.

Both the full year and third quarter outlook do not include any future impact from the pending merger with Tyco International’s Flow Control business, as announced and detailed in the press release on March 28.

“The top-line is challenged by Europe and FX and for the full year is expected to be a little lighter than previously forecasted,” said Hogan. “However, due to PIMS, pricing and productivity, we are on track to deliver another strong year of EPS growth. We continue to invest in our brands and innovation and position our company to fully participate in fast growth regions where rising GDP and urbanization are driving infrastructure, energy and water demands.”

OTHER ITEMS

On March 28, 2012, Pentair and Tyco International Ltd. (“Tyco”) announced a definitive agreement to combine Tyco’s Flow Control business with Pentair in a tax-free, all-stock merger. Upon completion of the transaction, Pentair shareholders will own approximately 47.5 percent of the combined company and Tyco shareholders will own approximately 52.5 percent.

“Our pending merger with Tyco’s Flow Control business remains on-track for end of September closing. We believe this transaction is a great strategic fit, as it increases our global presence and exposure to high growth, attractive sectors. Our Integration & Standardization Team (IST) is fully staffed with a team of functional and business leaders, including those from Tyco Flow once the transaction closes,” said Hogan.

EARNINGS CONFERENCE CALL

Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and second quarter 2012 results on a two-way conference call with investors at 9 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This communication may contain certain statements about Pentair, Inc. (“Pentair”), Tyco Flow Control International Ltd. (“Tyco Flow”) and Tyco International Ltd. (“Tyco”) that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release may include statements about the expected effects on Pentair, Tyco Flow and Tyco of the proposed merger of Pentair and Tyco Flow (the “Merger”), the anticipated timing and benefits of the Merger, Pentair’s and Tyco Flow’s anticipated standalone or combined financial results and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “intends”, “will”, “likely”, “may”, “anticipates”, “estimates”, “projects”, “should”, “would”, “expect”, “positioned”, “strategy”, “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on the current expectations of the management of Pentair, Tyco Flow and Tyco (as the case may be) and are subject to uncertainty and changes in circumstances and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: the satisfaction of the conditions to the Merger and other risks related to the completion of the Merger and actions related thereto; Pentair’s and Tyco’s ability to complete the Merger on anticipated terms and schedule, including the ability to obtain shareholder or regulatory approvals of the Merger and related transactions; risks relating to any unforeseen liabilities of Pentair or Tyco Flow; future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; business and management strategies and the expansion and growth of Pentair’s or Tyco Flow’s operations; Pentair’s and Tyco Flow’s ability to integrate successfully after the Merger and achieve anticipated synergies; the effects of government regulation on Pentair’s or Tyco Flow’s businesses; the risk that disruptions from the transaction will harm Pentair’s or Tyco Flow’s business; Pentair’s, Tyco Flow’s and Tyco’s plans, objectives, expectations and intentions generally; and other factors detailed in Pentair’s and Tyco’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including their Annual Reports on Form 10-K under the caption “Risk Factors”. Forward-looking statements included herein are made as of the date hereof, and none of Pentair, Tyco Flow or Tyco undertakes any obligation to update publicly such statements to reflect subsequent events or circumstances.

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ADDITIONAL INFORMATION

The Merger will be submitted to a vote of Pentair shareholders and the proposed distribution of Tyco Flow to Tyco shareholders (the “Distribution”) will be submitted to a vote of Tyco shareholders. On May 8, 2012, Tyco Flow filed with the SEC a registration statement on Form S-4, as subsequently amended, containing a preliminary proxy statement/prospectus regarding the Merger. On May 8, 2012, Tyco Flow filed with the SEC a registration statement on Form S-1, as subsequently amended, containing a preliminary prospectus and Tyco filed with the SEC a preliminary proxy statement, as subsequently amended, regarding the Distribution. The preliminary proxy statement/prospectus regarding the Merger, the preliminary prospectus regarding the Distribution and the Tyco preliminary proxy statement are available free of charge on the SEC’s website at www.sec.gov. Pentair plans to file with the SEC and mail to its shareholders a definitive proxy statement regarding the Merger and Tyco plans to file with the SEC and mail to its shareholders a definitive proxy statement regarding the Distribution. Shareholders are urged to read the Form S-4 containing the preliminary proxy statement/prospectus, the Form S-1 containing the preliminary prospectus and the Tyco preliminary proxy statement, which are available now, and the Form S-4 containing the definitive proxy statement/prospectus regarding the Merger, the Form S-1 containing the definitive prospectus regarding the Distribution and the Tyco definitive proxy statement and any other relevant documents when they become available, because they will contain important information about Pentair, Tyco and Tyco Flow and the proposed transactions. The definitive proxy statement/prospectus relating to the Merger, the definitive prospectus relating to the Distribution, the Tyco definitive proxy statement and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Pentair upon written request to Investor Relations Department, Pentair, Inc., 5500 Wayzata Blvd., Suite 800, Minneapolis, MN, 55416, or by calling (763) 545-1730 or from Tyco or Tyco Flow upon written request to Investor Relations Department, Tyco International Ltd., 9 Roszel Road, Princeton, NJ, 08540, or by calling (609) 720-4200.

PARTICIPANTS IN THE SOLICITATION

Pentair and Tyco and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Pentair may be found in its Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 21, 2012, the definitive proxy statement relating to its 2012 annual meeting of shareholders filed with the SEC on March 9, 2012 and Tyco Flow’s registration statement on Form S-4 containing the preliminary proxy statement/prospectus relating to the Merger, which was filed with the SEC on May 8, 2012, as subsequently amended. Information about the directors and executive officers of Tyco may be found in its Annual Report on Form 10-K for the year ended September 30, 2011 filed with the SEC on November 16, 2011, the definitive proxy statement relating to its 2012 annual general meeting of shareholders filed with the SEC on January 13, 2012 and Tyco’s preliminary proxy statement, which was filed with the SEC on May 8, 2012, as subsequently amended. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the definitive proxy statements when it becomes available.

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ABOUT PENTAIR, INC.

Pentair (www.pentair.com) is a global diversified industrial company headquartered in Minneapolis, Minnesota. Pentair Water and Fluid Solutions is a leading provider of innovative water and fluid processing products and solutions used in a wide range of applications. Pentair Technical Products is a leading provider of products that enclose and protect some of the world’s most sensitive electronics and electrical equipment, ensuring their safe, secure and reliable performance. With 2011 revenues of $3.5 billion, Pentair employs over 15,000 people worldwide.

PENTAIR CONTACTS:

Investors:

Jim Lucas, Vice President of Investor Relations

Direct: 763-656-5575

Email: jim.lucas@pentair.com

Media:

Betsy Day, Corporate Communications Manager

Direct: 763-656-5537

Email: betsy.day@pentair.com

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Six months ended
In thousands, except per-share data	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011
Net sales	$941,525	$910,175	$1,799,702	$1,700,448
Cost of goods sold	629,397	622,439	1,206,855	1,163,653

Gross profit	312,128	287,736	592,847	536,795
% of net sales	33.2%	31.6%	32.9%	31.6%
Selling, general and administrative	173,445	158,432	348,455	303,192
% of net sales	18.4%	17.4%	19.4%	17.8%
Research and development	20,891	19,882	41,648	38,004
% of net sales	2.3%	2.2%	2.2%	2.3%

Operating income	117,792	109,422	202,744	195,599
% of net sales	12.5%	12.0%	11.3%	11.5%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(636)	(672)	(1,685)	(907)
Net interest expense	16,079	14,613	30,847	23,938
% of net sales	1.7%	1.6%	1.7%	1.4%

Income before income taxes and noncontrolling interest	102,349	95,481	173,582	172,568
Provision for income taxes	28,864	27,344	37,943	52,397
effective tax rate	28.2%	28.6%	21.9%	30.4%

Net income before noncontrolling interest	73,485	68,137	135,639	120,171
Noncontrolling interest	1,655	1,425	2,995	2,918

Net income attributable to Pentair, Inc.	$71,830	$66,712	$132,644	$117,253

Earnings per common share attributable to Pentair, Inc.
Basic	$0.73	$0.68	$1.34	$1.19
Diluted	$0.71	$0.67	$1.32	$1.17

Weighted average common shares outstanding
Basic	99,047	98,333	98,856	98,190
Diluted	101,165	100,065	100,785	99,825

Cash dividends declared per common share	$0.22	$0.20	$0.44	$0.40

Pentair, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

In thousands	June 30, 2012	December 31, 2011	July 2, 2011
Assets
Current assets
Cash and cash equivalents	$60,598	$50,077	$68,972
Accounts and notes receivable, net	572,144	569,204	595,407
Inventories	460,039	449,863	484,795
Deferred tax assets	58,899	60,899	60,833
Prepaid expenses and other current assets	124,345	107,792	124,632

Total current assets	1,276,025	1,237,835	1,334,639

Property, plant and equipment, net	381,063	387,525	410,547

Other assets
Goodwill	2,255,134	2,273,918	2,573,430
Intangibles, net	570,503	592,285	654,908
Other	103,544	94,750	78,788

Total other assets	2,929,181	2,960,953	3,307,126

Total assets	$4,586,269	$4,586,313	$5,052,312

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$222	$3,694	$21,451
Current maturities of long-term debt	1,193	1,168	1,289
Accounts payable	288,265	294,858	315,403
Employee compensation and benefits	89,514	109,361	108,836
Current pension and post-retirement benefits	9,052	9,052	8,733
Accrued product claims and warranties	44,935	42,630	47,259
Income taxes	32,228	14,547	21,498
Accrued rebates and sales incentives	45,870	37,009	42,567
Other current liabilities	150,437	129,522	144,366

Total current liabilities	661,716	641,841	711,402

Other liabilities
Long-term debt	1,233,794	1,304,225	1,384,167
Pension and other retirement compensation	247,324	248,615	217,021
Post-retirement medical and other benefits	29,921	31,774	27,954
Long-term income taxes payable	13,294	26,470	23,832
Deferred tax liabilities	190,173	188,957	235,422
Other non-current liabilities	92,175	97,039	85,660

Total liabilities	2,468,397	2,538,921	2,685,458

Shareholders’ equity	2,117,872	2,047,392	2,366,854

Total liabilities and shareholders’ equity	$4,586,269	$4,586,313	$5,052,312

Days sales in accounts receivable (13 month moving average)	61	61	61
Days inventory on hand (13 month moving average)	86	83	82
Days in accounts payable (13 month moving average)	71	71	72

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
	June 30,	July 2,
In thousands	2012	2011
Operating activities
Net income before noncontrolling interest	$135,639	$120,171
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Equity income of unconsolidated subsidiaries	(1,685)	(907)
Depreciation	32,666	32,685
Amortization	19,677	17,180
Deferred income taxes	3,654	3,012
Stock compensation	10,075	10,527
Excess tax benefits from stock-based compensation	(1,740)	(1,465)
Loss (gain) on sale of assets	(3,106)	229
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(5,531)	(1,111)
Inventories	(12,276)	2,425
Prepaid expenses and other current assets	(983)	(2,696)
Accounts payable	(4,271)	(22,878)
Employee compensation and benefits	(18,686)	(22,675)
Accrued product claims and warranties	2,466	2,901
Income taxes	17,709	12,780
Other current liabilities	10,209	25,481
Pension and post-retirement benefits	(553)	(853)
Other assets and liabilities	(16,503)	(22,195)

Net cash provided by (used for) operating activities	166,761	152,611
Investing activities
Capital expenditures	(31,312)	(35,221)
Proceeds from sale of property and equipment	4,868	89
Acquisitions, net of cash acquired	(19,905)	(733,105)
Other	(3,073)	119

Net cash provided by (used for) investing activities	(49,422)	(768,118)
Financing activities
Net short-term borrowings	(3,472)	16,518
Proceeds from long-term debt	352,463	1,320,957
Repayment of long-term debt	(420,810)	(661,422)
Debt issuance costs	—	(8,721)
Excess tax benefits from stock-based compensation	1,740	1,465
Stock issued to employees, net of shares withheld	16,163	9,551
Repurchases of common stock	—	(287)
Dividends paid	(44,140)	(39,739)

Net cash provided by (used for) financing activities	(98,056)	638,322
Effect of exchange rate changes on cash and cash equivalents	(8,762)	101

Change in cash and cash equivalents	10,521	22,916
Cash and cash equivalents, beginning of period	50,077	46,056

Cash and cash equivalents, end of period	$60,598	$68,972

Free cash flow
Net cash provided by (used for) operating activities	$166,761	$152,611
Capital expenditures	(31,312)	(35,221)
Proceeds from sale of property and equipment	4,868	89

Free cash flow	$140,317	$117,479

Pentair, Inc. and Subsidiaries

Supplemental Financial Information by Reportable Business Segment (Unaudited)

	First Qtr	Second Qtr	Six Months	First Qtr	Second Qtr	Six Months
In thousands	2012	2012	2012	2011	2011	2011
Net sales to external customers
Water & Fluid Solutions	$586,978	$675,522	$1,262,500	$515,368	$631,994	$1,147,362
Technical Products	271,199	266,003	537,202	274,905	278,181	553,086

Consolidated	$858,177	$941,525	$1,799,702	$790,273	$910,175	$1,700,448

Intersegment sales
Water & Fluid Solutions	$73	$(116)	$(43)	$455	$316	$771
Technical Products	1,359	1,535	2,894	999	1,559	2,558
Other	(1,432)	(1,419)	(2,851)	(1,454)	(1,875)	(3,329)

Consolidated	$—	$—	$—	$—	$—	$—

Operating income (loss)
Water & Fluid Solutions	$63,677	$91,989	$155,666	$56,528	$84,521	$141,049
Technical Products	50,459	50,624	101,083	48,087	48,261	96,348
Other	(29,184)	(24,821)	(54,005)	(18,438)	(23,360)	(41,798)

Consolidated	$84,952	$117,792	$202,744	$86,177	$109,422	$195,599

Operating income as a percent of net sales
Water & Fluid Solutions	10.8%	13.6%	12.3%	11.0%	13.4%	12.3%
Technical Products	18.6%	19.0%	18.8%	17.5%	17.3%	17.4%
Consolidated	9.9%	12.5%	11.3%	10.9%	12.0%	11.5%

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

Total Pentair	First Quarter	Second Quarter	Year
In millions, except per-share data	2012	2012	2012
Net sales	$858.2	$941.5	approx $	3,600

Operating income—as reported	85.0	117.8		approx 411-421
% of net sales	9.9%	12.5%		approx. 11.5%
Adjustments:
Deal related costs	11.8	6.3		18.1
Restructuring	—	10.4		10.4

Operating income—as adjusted	96.8	134.5		approx 440-450
% of net sales	11.3%	14.3%		approx. 12%+
Net income attributable to Pentair, Inc.—as reported	60.8	71.8		approx 258-264
Interest expense	(1.2)	—		(1.2)
Other adjustments net of tax	4.4	11.9		16.3

Net income from continuing operations attributable to Pentair, Inc.—as adjusted	64.0	83.7		approx 273 -279

Continuing earnings per common share attributable to Pentair, Inc.—diluted
Diluted earnings per common share—as reported	$0.61	$0.71		$2.55-$2.61
Adjustments	0.03	0.12		0.15

Diluted earnings per common share—as adjusted	$0.64	$0.83		$2.70-$2.76

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Total Pentair	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In millions, except per-share data	2011	2011	2011	2011	2011
Net sales	$790.3	$910.2	$890.5	$865.7	$3,456.7

Operating income—as reported	86.2	109.4	92.9	(120.0)	168.5
% of net sales	10.9%	12.0%	10.4%	(13.9%)	4.9%
Adjustments:
CPT deal related costs	1.7	6.1	—	0.5	8.3
Restructuring	—	—	2.1	10.8	12.9
Inventory step-up and customer backlog	0.2	5.3	5.8	2.2	13.5
Goodwill impairment	—	—	—	200.5	200.5

Operating income—as adjusted	88.1	120.8	100.8	94.0	403.7
% of net sales	11.1%	13.3%	11.3%	10.9%	11.7%
Net income attributable to Pentair, Inc.—as reported	50.5	66.7	51.1	(134.1)	34.2
Adjustments net of tax	1.3	8.8	6.6	189.8	206.5

Net income from continuing operations attributable to Pentair, Inc.—as adjusted	51.8	75.5	57.7	55.7	240.7

Continuing earnings per common share attributable to Pentair, Inc.—diluted
Diluted earnings per common share—as reported	$0.51	$0.67	$0.51	$(1.36)	$0.34
Adjustments	0.01	0.08	0.07	1.92	2.07

Diluted earnings per common share—as adjusted	$0.52	$0.75	$0.58	$0.56	$2.41

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2012 to the “Adjusted” non-GAAP excluding the effect of 2012 adjustments (Unaudited)

Water In millions	First Quarter 2012	Second Quarter 2012	Year 2012
Net sales	$587.0	$675.5	approx $2,500

Operating income—as reported	63.7	$92.0	approx 305 - 310
% of net sales	10.9%	13.6%	approx. 12.0%
Adjustments—restructuring	—	6.9	7

Operating income—as adjusted	63.7	98.9	approx 312 - 317
% of net sales	10.9%	14.7%	approx. 12.5%

Technical Products
Net sales	$271.2	$266.0	approx $1,100

Operating income—as reported	50.5	50.6	approx 196 - 201
% of net sales	18.6%	19.0%	approx. 18.0%
Adjustments—restructuring	—	3.1	3

Operating income—as adjusted	50.5	53.7	approx 199 - 204
% of net sales	18.6%	20.2%	approx. 18.5%

Pentair, Inc. and Subsidiaries

Reconciliation of the GAAP “As Reported” year ending December 31, 2011 to the “Adjusted” non-GAAP excluding the effect of 2011 adjustments (Unaudited)

Water In millions	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011	Year 2011
Net sales	$515.4	$632.0	$614.6	$607.9	$2,369.8

Operating income—as reported	$56.5	$84.5	$59.6	$(142.3)	$58.3
% of net sales	11.0%	13.4%	9.7%	(23.4%)	2.5%
Adjustments:
Restructuring	—	—	2.0	7.8	9.8
Inventory step-up and customer backlog	0.2	5.3	5.8	2.2	13.5
Goodwill impairment	—	—	—	200.5	200.5

Operating income—as adjusted	56.7	89.8	67.4	68.2	282.1
% of net sales	11.0%	14.2%	11.0%	11.2%	11.9%

Technical Products
Net sales	$274.9	$278.2	$276.0	$257.8	$1,086.9

Operating income—as reported	$48.1	$48.3	$48.6	$40.3	$185.3
% of net sales	17.5%	17.3%	17.6%	15.6%	17.0%
Adjustments—restructuring	—	—	0.1	2.0	2.1

Operating income—as adjusted	48.1	48.3	48.7	42.3	187.4
% of net sales	17.5%	17.3%	17.7%	16.4%	17.2%